UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

COPART, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway

Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPRT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amendment to the Current Report on Form 8-K filed on July 8, 2026, provides disclosure with respect to changes in compensation awarded to Jane Pocock in connection with her appointment as President of Copart, Inc. (the “Company”).

Section 5 - Corporate Governance & Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the following compensation arrangements for Jane Pocock in connection with her appointment as President on August 1, 2026. Ms. Pocock will receive a base salary of $804,000 per annum effective as of August 1, 2026; she will also be eligible to receive a target annual bonus of $643,000; a grant of restricted stock units with an aggregate grant-date value of $800,000 that vest as to 20% of the underlying shares on the first anniversary of the August 1, 2026 vesting commencement date, with an additional 1/20th of the underlying shares vesting on a cumulative basis at the end of each three-month period thereafter, such that the shares will be fully vested on the fifth anniversary of the vesting commencement date; and a stock option to purchase 500,000 shares of the Company’s common stock at an exercise price per share equal to the Fair Market Value (as defined in the Company’s 2007 Amended and Restated Equity Incentive Plan (the “Plan”)) of a share of the Company’s common stock on the August 16, 2026 grant date, and scheduled to vest as to 20% of the underlying shares on the first anniversary of the August 1, 2026 vesting commencement date, with an additional 1/60th of the underlying shares vesting and becoming exercisable at the end of each month thereafter, such that the option will be fully vested and exercisable on the fifth anniversary of the vesting commencement date; provided that 279,000 of the stock options will be subject to an additional performance-based vesting condition and will not become exercisable unless and until the trading price of the Company’s common stock equals or exceeds 125% of the per-share exercise price of the option (the “Premium Price Hurdle”), with the Premium Price Hurdle required to be satisfied both at the time of exercise and at the closing trading price for each of the 20 consecutive trading days preceding the date of any exercise, assuming Ms. Pocock’s continued employment with the Company on each scheduled vesting date.

Ms. Pocock’s restricted stock unit award will be subject to the terms and conditions of the Plan and form of restricted stock unit award agreement for senior executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

Dated: August 19, 2026

	By:	/s/ Leah Stearns
Leah Stearns, Chief Financial Officer Principal Financial and Accounting Officer and duly Authorized Officer